                                                                     Exhibit 5.4

INTERNAL REVENUE SERVICE                      DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-0000

Date:  /d/  August 31, 1995                   Employer Identification Number:
                                                     23-1610598
SUPER RITE FOODS, INC.                        File Folder Number:
C/O CLYDE E. GINGRICH, F.S.A                  521046518
CONRAD M. SIEGEL,INC.                         Person to Contact:
500 NATIONWIDE DRIVE                                 EP/ED CUSTOMER SERVICE UNIT
HARRISBURG, PA  17110-5900                    Contact Telephone Number:
                                                     (410) 962-6058
                                              Plan Name:
                                              SUPER RITE FOODS, INC.
                                              INVESTMENT OPPORTUNITY PLAN
                                              FOR RETAIL UNION
                                              Plan Number:  003

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on November 18, 1993.

     This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Publ. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                           Sincerely yours,

                                           /s/ Paul M. Harrington

                                           District Director


Enclosure(s)
Publication 794